As filed with the Securities and Exchange Commission on August 22, 1997
                                             Registration No. 333-______

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933
                            ________________

                       CCB FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

               North Carolina                56-1347849
      (State or other Jurisdiction of    (I.R.S. Employer
       incorporation or organization)   Identification No.)
                       _________________________

                          111 Corcoran Street
                      Durham, North Carolina 27701

      (Address of principal executive offices, including Zip Code)
                       _________________________

                 AMERICAN FEDERAL BANK, FSB AMENDED AND
             RESTATED 1988 STOCK OPTION AND INCENTIVE PLAN
                        (Full title of the plan)
                       _________________________

                           ERNEST C. ROESSLER
                       CCB Financial Corporation
                          Post Office Box 931
                     Durham, North Carolina  27702
                             (919) 683-7777
                (Name and address of agent for service)

                                Copy to:
                         ROBERT A. SINGER, Esq.
          Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
                    230 North Elm Street, Suite 2000
                         Post Office Box 26000
                    Greensboro, North Carolina 27420
                             (910) 373-8850
                       _________________________

                 CALCULATION OF REGISTRATION FEE (1)

Title of               Amount to      Proposed          Proposed     Amount of
Securities              be            Maximum           Maximum      Regis-
to be Registered       Registered     Offering Price    Aggregate    tration
                                      Per Share         Offering     Fee (1)
                                                         Price
Common Stock,          149,008        *                 $3,391,930   $1,170
$5 par value           shares

Series A Junior        149,008        Not               Not          Not
Participating Pre-     rights         Applicable        Applicable   Applicable
ferred Stock Purchase
Rights (2)

(1)     The  shares  of  Common Stock are being  offered  to  eligible employees of Registrant and its direct and indirect subsidiaries pursuant to options granted to them in accordance with the terms of the American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan (the "Plan") adopted by Registrant in connection with its acquisition of American Federal Bank, FSB. Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the price at which the shares may be purchased pursuant to the Plan upon the exercise of the options.
(2) The Series A Junior Participating Preferred Stock Purchase Rights will be attached to and trade with the shares of Registrant's Common Stock.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

        (i) Registrant's Annual Report on Form 10-K (Commission File No. 0-12358) for the year ended December 31, 1996;

        (ii) Registrant's Current Report on Form 8-K dated January 31, 1997, February 17, 1997, March 19, 1997, April 21, 1997, April 21,
1997, May 13, 1997 and August 1, 1997;

       (iii) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

        (iv) The description of the Registrant's stock contained in its Current Report on Form 8-K dated July 1, 1983, as amended by Form 8-K/A2 dated June 14, 1996 and its Form 8-A dated July 29, 1996.

     In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the shares of the Registrant's Common Stock that may be issued to participants of the Plan will be passed upon for the Registrant by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., who served as counsel to the Registrant with respect to the August 1, 1997 merger with American Federal Bank, FSB. Robert A. Singer, a partner in such firm, beneficially owns, or has sole or shared voting control as a trustee or otherwise over, a total of 5,891 shares of the Registrant's Common Stock.

     The consolidated financial statements of the Registrant as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing,. KPMG Peat Marwick LLP's report refers to the fact that on January 1, 1994, the Registrant adopted the provisions of SFAS No. 115, "Accounting for Certain Investment in Debt and Equity Securities."

Item 6.  Indemnification of Directors and Officers

     Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

     The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

    The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding, (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

     The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7.  Exemption From Registration Claimed

    Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

           4     Specimen  of  Registrant's Common  Stock  certificate
           (filed herewith).

           5     Opinion  of  Brooks,  Pierce,  McLendon,  Humphrey  &
           Leonard, L.L.P. as to the legality of the securities being registered (filed herewith).

           23.1 Consent of KPMG Peat Marwick LLP (filed herewith).

           23.2 Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in its opinion filed herewith as Exhibit 5).

           24    Power of Attorney (filed herewith).

           99    Copy  of  American  Federal  Bank,  FSB  Amended  and
           Restated 1988 Stock Option and Incentive Plan (filed herewith).

Item 9.  Undertakings

    (a)    The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)      to include any   Prospectus    required     by
                 Section 10(a)(3) of the Securities Act of 1933;

             (ii)     to  reflect  in  the  Prospectus  any  facts  or
                 events  arising  after  the  effective  date  of  the
                 Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)     to   include  any  material  information   with
                 respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided,   however,   that   paragraphs   (a)(1)(i)    and
           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2)That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on August 22, 1997.

                              CCB Financial Corporation
                              (Registrant)


                              By: /s/ ERNEST C. ROESSLER
                              Ernest C. Roessler
                              Vice   Chairman,  President  and   Chief
                              Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


         Signature               Title                          Date

/s/ ERNEST C. ROESSLER        Vice Chairman, President,       August 22, 1997
Ernest C. Roessler            Chief Executive Officer and
                              Director
                              (principal executive officer)

*/s/ ROBERT L. SAVAGE, JR.    Senior Vice President and       August 22, 1997
Robert L. Savage, Jr.         Chief Financial Officer
                              (principal financial officer)

/s/ W. HAROLD PARKER, JR.     Senior Vice President and       August 22, 1997
W. Harold Parker, Jr.         Controller
                              (principal accounting officer)

__________________            Chairman of the Board of        August __, 1997
W. L. Burns, Jr.              Directors

*/s/ JOHN M. BARNHARDT        Director                        August 22, 1997
John M. Barnhardt

*/s/  J. HARPER BEALL, III    Director                        August 22, 1997
J. Harper Beall, III

*/s/  JAMES B. BRAME, JR.     Director                        August 22, 1997
James B. Brame, Jr.

__________________            Director                        August __, 1997
Timothy B. Burnett

*/s/  EDWARD S. HOLMES        Director                        August 22, 1997
Edward S. Holmes

*/s/  BONNIE MCELVEEN-        Director                        August 22, 1997
  HUNTER
Bonnie McElveen-Hunter

*/s/  DAVID B. JORDAN         Vice Chairman and Director      August 22, 1997
David B. Jordan

__________________            Director                        August __, 1997
Owen G. Kenan

*/s/  EUGENE J. MCDONALD      Director                        August 22, 1997
Eugene J. McDonald

__________________            Director                        August __, 1997
Hamilton W. McKay, Jr., M.D.

__________________            Director                        August __, 1997
George J. Morrow

*/s/  ERIC B. MUNSON          Director                        August 22, 1997
Eric B. Munson

*/s/ MILES J. SMITH, JR.      Director                        August 22, 1997
Miles J. Smith, Jr.

*/s/  JIMMY K. STEGALL        Director                        August 22, 1997
Jimmy K. Stegall

*/s/ H. ALLEN TATE, JR.       Director                        August 22, 1997
H. Allen Tate, Jr.

__________________            Director                        August __, 1997
James L. Williamson

__________________            Director                        August __, 1997
Dr. Phail Wynn, Jr.

* BY: /s/ W. HAROLD PARKER, JR.
W. Harold Parker, Jr., Attorney-in-fact

                          EXHIBIT INDEX

Exhibit
Number         Description

        4    Specimen of Registrant's Common Stock

        5    Opinion of Brooks, Pierce, McLendon,
        Humphrey & Leonard, L.L.P. as to the
        legality of the securities being registered

        23.1 Consent  of  KPMG Peat Marwick LLP

        23.2 Consent of Brooks, Pierce, McLendon,
        Humphrey & Leonard, L.L.P.                      Included in Exhibit 5

        24   Power of Attorney

        99   Copy of American Federal Bank, FSB Amended
        and Restated 1988 Stock Option and Incentive Plan